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                           SIMON PROPERTY GROUP, L.P.

          OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF 6 5/8% NOTES
    DUE 2003, 6 3/4% NOTES DUE 2005, 7 3/8% NOTES DUE 2018 AND 7% MANDATORY
         PAR PUT REMARKETED SECURITIES(SM) DUE 2028 FOR EACH $1,000 IN
              PRINCIPAL AMOUNT OUTSTANDING OF LIKE SERIES OF NOTES


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 7, 1998, UNLESS EXTENDED OR TERMINATED (THE "EXPIRATION DATE").


To Brokers, Dealers, Commercial Banks
Trust Companies and Other Nominees:


     Enclosed for your consideration is a Prospectus dated November 3, 1998 (as the same may be amended or supplemented form time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Simon Property Group, L.P. (f/k/a Simon DeBartolo Group, L.P.) (the "Operating Partnership") to exchange $1,000 principal amount of 6 5/8% Notes due 2003 (the "Exchange 2003 Notes"), 6 3/4% Notes due 2005 (the "Exchange 2005 Notes"), 7 3/8% Notes due 2018 (the "Exchange 2018 Notes," and, together with the Exchange 2003 Notes and the Exchange 2005 Notes, the "Exchange Notes") and 7% MandatOry Par Put Remarketed Securities(SM) ("MOPPRS(SM)") due 2028 (the "Exchange MOPPRS", and, together with the Exchange Notes, the "Exchange Securities") of the Operating Partnership, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the Exchange Offer, for each $1,000 principal amount of 6 5/8% Notes due 2003 (the "Original 2003 Notes"), 6 3/4% Notes due 2005 (the "Original 2005 Notes"), 7 3/8% Notes due 2018 (the "Original 2018 Notes," and, together with the Original 2003 Notes and the Original 2005 Notes, the "Original Notes") and 7% MOPPRS(SM) due 2028 (the "Original MOPPRS," and, together with the Original Notes, the "Original Securities"), respectively, of the Operating Partnership.


     We are asking you to contact your clients for whom you hold Original Securities registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Original Securities registered in their own name. The Operating Partnership will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Operating Partnership for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Operating Partnership will pay all transfer taxes, if any, applicable to the tender any of the enclosed materials to your clients. The Operating Partnership will pay all transfer taxes, if any, applicable to the tender of Original Securities to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

     Enclosed are copies of the following documents:

          1.  The Prospectus;

          2. A Letter of Transmittal for your use in connection with the tender of Original Securities and for the information of your clients;

          3. A form of letter that may be sent to your clients for whose accounts you hold Original Securities registered in your name or the name of your nominee; with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

          4.  A form of Notice of Guaranteed Delivery; and

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.


     Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City Time, on December 7, 1998, unless extended or terminated (the "Expiration Date"). Original Securities tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.


     In all cases, exchanges of Exchange Securities for Original Securities accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Original Securities or a confirmation of a book-entry transfer of such Original Securities, as the case may be, (b) the Letter of Transmittal (or a facsimile thereof) promptly completed and duly executed with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal.
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     Holders who wish to tender their Original Securities and (a) whose Original
Securities are not lost but are not immediately available, (b) who cannot deliver their Original Securities, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (c) who cannot complete the procedure for book-entry transfer prior to the Expiration Date, may tender their Original Securities in accordance with the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer -- How to Tender."

     To tender Original Securities, certificates for Original Securities, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, together with any other required documents, must be received by the Exchange Agent as provided the Prospectus and the Letter of Transmittal.

     Additional copies of the enclosed material may be obtained form the Exchange Agent, The Chase Manhattan Bank, by calling (212) 638-0828.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE OPERATING PARTNERSHIP OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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